EXHIBIT 99.2

Q4 FY17 Results November 2, 2017 Steve Voorhees Chief Executive Officer Ward Dickson Chief Financial Officer Jim Porter President, Business Development and Latin America Jeff Chalovich President, Corrugated Packaging Bob Feeser President, Consumer Packaging

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "Fiscal 2017 Key Highlights", "Q4 FY17 Corrugated Packaging Results", "Q4 FY17 Consumer Packaging Results", "Q4 FY17 Land and Development Results", "Synergy and Performance Improvements", "Capital Allocation Highlights", "Q1 FY18 Guidance", "Full-Year 2018 Guidance", and "FY18 Additional Guidance Assumptions", that give guidance or estimates for future periods as well as statements regarding, among other things, that we expect significant growth in FY18 financial performance; that the integration of MPS is on track; that our investment of $1.65 billion in acquisitions, net of sale of dispensing business, will increase future adjusted EBITDA after synergies by $300 million; that price increase implementation within the Corrugated Packaging segment is on track across all channels; that we are beginning to realize 2017 published paperboard price increases within the Consumer Packaging segment; that the monetization program within our Land and Development segment is proceeding as planned; that we expect cumulative after-tax free cash flow of $275-300 million by the end of FY18; that we estimate an annualized run-rate of synergy and performance improvements of $1 billion by the end of Q3 FY18; that we expect capital investments of $950 million in FY18 which will deliver attractive after-tax returns; that we expect the following Q1 FY18 impacts: (i) $30-35 million negative impact from price/mix/pulp and volumes; (ii) $28-38 million benefit from commodity deflation; (iii) $20 million benefit from hurricanes; (iv) $35 million negative impact from maintenance downtime and group insurance benefits; (v) a $.05 negative sequential impact from tax rate on adjusted earnings per share; and (vi) approximately $.03 negative sequential earnings per share impact from interest expense, depreciation and amortization and share count; that we expect 10% revenue growth (to >$16.3 billion), 20% adjusted EBITDA growth (to >$2.8 billion) and 15% adjusted operating cash flow growth (to >$2.3 billion) in FY18 compared to FY17; and we expect to have capital expenditures of approximately $950 million, depreciation and amortization of approximately $1.25 billion, an effective tax on adjusted net income of 32-33% and an adjusted cash tax rate of 28-30%, in each case in FY18.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements, including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016 and our Form 10-Q for the quarter ended June 30, 2017. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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Disclaimer; Non-GAAP Financial Measures

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.

We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non-GAAP financial measures, as well as the required reconciliations.

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Fiscal 2017 Key Highlights

Financial Performance

- Earned $0.87[1] of Q4 adjusted earnings per share and $2.62[1] of FY17 adjusted earnings per share
- Exceeded FY17 Adjusted Free Cash Flow target of $1.2 billion[2]
- Achieved $80 million of Q4 productivity
- September run rate of $840 million of synergies and performance improvements
- Expect significant growth in FY18 financial performance

Markets & Operations

- Strong Corrugated Packaging supply and demand fundamentals
  - Fully implemented domestic price increases and raised export pricing to align our supply with demand
- Stable consumer markets
- MPS performing well; integration on track
- Advanced our strategy to provide differentiated solutions to our customers
- Expanded our presence in attractive end markets

Capital Allocation

- Completed 5 acquisitions
  - Improved Corrugated integration
  - MPS expanded our product offering, market participation and geographic footprint
  - Investment of $1.65 billion in acquisitions, net of sale of dispensing business, increasing future adjusted EBITDA[2] after synergies by $300 million
- Invested $779 million to maintain and improve our mill and converting network
- Increased our ownership in the Grupo Gondi joint venture to 32%
- Announced a 7.5% dividend increase to annualized rate of $1.72 per share

1) On a GAAP basis, adjusted earnings from continuing operations per diluted share was $0.76 in Q4 FY17 and $2.77 in FY17. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Forward-looking Guidance in the Appendix.

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Q4 FY17 WestRock Consolidated Results

Financial Performance

($ in millions, except percentages and per share items)	Q4 FY17	Q4 FY16
Net Sales	$4,061	$3,612
Adj. Segment Income (1)	$360	$331
Adj. Segment EBITDA (1)	$654	$589
% Margin (1)	16.1%	16.3%
Adjusted Earnings from Continuing Operations per Diluted Share (1)	$0.87 (2)	$0.71 (2)
Adjusted Free Cash Flow (1)	$271	$226

Q4 FY17 Business Highlights:

- Adjusted earnings per share of $0.87 (1)(2)
- Adjusted free cash flow of $271 million (1)
- Fully implemented domestic price increases and raised export pricing to align our supply with demand
- Strong MPS financial results
- Significant cost inflation and hurricane impacts
- Productivity initiatives contributed $80 million
- Leverage ratio of 2.54x(1)

Adjusted Segment EBITDA (1) ($ in millions)



$589
(26)
175
(131)
(31)
80
(27)
(7)
65
(33)
$654
Q4 FY16
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Productivity
Hurricane
Box Plant Consolidation
MPS
HH&B & Other
Q4 FY17

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) On a GAAP basis, adjusted earnings from continuing operations per diluted share was $0.76 in Q4 FY17 and $(0.34) in Q4 FY16. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

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Q4 FY17 Corrugated Packaging Results

Financial Performance ($ in millions, except percentages)	Q4 FY17	Q4 FY16
Segment Sales	$2,239	$2,004
Adj. Segment Income (1)	$229	$192
Adj. Segment EBITDA (1)	$386	$340
% Margin (1)	17.9%	17.6%
North American Adj. EBITDA Margin (1)	19.2%	18.2%
Brazil Adj. EBITDA Margin (1)	18.4%	26.4%

Foreign exchange translation impact to Q4 FY17 sales and segment income is $7 million and $(1) million, respectively.

Adjusted Segment EBITDA (1) ($ in millions)



$340
(13)
169
(99)
(17)
38
(15)
(7)
(10)
$386
Q4 FY16
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Produc-tivity
Hurricanes
Box Plant Consol.
Other
Q4 FY17

North America:

- Strong supply and demand fundamentals; no containerboard economic downtime and 18K tons of maintenance downtime
- Q4 box shipments up 7.5% on a per day basis
- Fully implemented domestic price increases and raised export pricing to align our supply with demand
- Built containerboard inventories by 36K tons ahead of Q1 FY18 planned maintenance downtime

Brazil:

- Box shipments up 7.9%, vs. market growth of 5.9%
- EBITDA margin negatively impacted by $6 million of one-time items

Segment EBITDA Key Bridge Variances:

- Volume: Lower export containerboard shipments
- Price / Mix: Price increase implementation across all channels; mix benefits
- E/M/F: Increases in recycled fiber, chemicals and freight costs, partially offset by lower virgin fiber prices
- Productivity: Driven by procurement savings, footprint rationalization, capital investments across mill and converting network, and performance excellence initiatives
- Hurricanes: Lost 30k tons of production in addition to higher M&R and logistics costs
- Box Plant Consolidations: Increased costs related to consolidation of box plants
- Other: Gain from Panama City land sale in prior year ($9M)

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

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Q4 FY17 Consumer Packaging Results

Financial Performance ($ in millions, except percentages)	Q4 FY17	Q4 FY16
Segment Sales	$1,866	$1,622
Adj. Segment Income [(1)]	$137	$141
Adj. Segment EBITDA [(1)]	$280	$267
% Margin [(1)]	15.0%	16.5%

Foreign exchange translation impact to Q4 FY17 sales and segment income is $8 million and $1 million, respectively.

Adjusted Segment EBITDA [(1)] ($ in millions)



$267
(13)
7
(32)
(14)
33
(12)
65
(21)
$280
Q4 FY16
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Produc- tivity
Hurricanes
MPS
HH&B & Other
Q4 FY17

Segment Highlights:

- Shipments of paperboard and converted products were up 6.0% vs. the prior year period.
- Strong MPS sales and EBITDA[(2)] growth as compared to prior-year stated results; integration plans are on track
- Built inventories by 19K tons ahead of Q1 FY18 planned maintenance downtime

Segment EBITDA Key Bridge Variances:

- Volume: 32K tons decrease in pulp sales
- Price / Mix: Beginning to realize 2017 PPW published paperboard price increases and mix benefits due to shift from pulp to paperboard, partially offset by flow through of 2016 PPW published price reductions
- E/M/F: Increases in recycled fiber, chemicals and energy costs
- Productivity: Improvements from procurement savings, return-generating capital projects and converting footprint optimization
- Hurricanes: Lost 22k tons in production volume in addition to higher M&R, energy, wood and logistics costs
- HH&B & Other: Prior-year contribution from HH&B ($23 million)

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure.

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8 Update on Accelerated Monetization Activity: • The monetization program is proceeding as planned with $235 million of real estate sales in FY17 • Expect cumulative after - tax free cash flow to WestRock of $275 to $300 million by end of FY18 Q4 FY17 Land and Development Results Financial Performance ($ in millions) Q4 FY17 Q4 FY16 Segment Sales $19 $44 Segment Loss ($6) ($2)

9 $165 million $580 million $675 million $760 million $840 million $1 billion $255 million $350 million $425 million $500 million Q4 FY15 Q1 FY16 Q2 FY16 Q3 FY16 Q4 FY16 Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Q3 FY18 Synergy and Performance Improvements On track to achieve $1 billion objective by end of Q3 FY18 • Achieved annualized run - rate of $ 840 million at 9/30 • Estimated annualized run - rate of $1 billion by end of Q3 F Y18 Q4 FY17 PROGRESS (1) (1) 36% 29% 25% 10% Procurement Capital Investment Ongoing Productivity Corporate & Support $1 billion RUN - RATE AT 9/30/17 THREE YEAR GOAL $840 million 10% 25% 30% 35% Corporate & Support Capital Investment Ongoing Productivity Procurement

10 Capital Allocation Highlights Strengthening Our Business Returning Capital to Stockholders Capital Investment M&A Dividends Share Repurchases FY2017 • $779 million invested, contributing to productivity and improving quality of assets • Approximately 55% Maintenance, Safety and Environmental, 45% return generating projects • Acquired MPS, Star Pizza, US Corrugated, Island Container, and Hannapak • Dividend exceeds S&P 500 yield • FY17 dividends of $403 million • Increased annual dividend 6.7% • Repurchased 15.3 million shares since August 2015 • Deployed $756 million since August 2015 FY2018 • Investing $950 million, including Brazil box plant, Mahrt mill coater and other projects expected to deliver attractive after - tax returns • Evaluating attractive additions to paper and packaging portfolio • Announced 7.5% increase to annual dividend in October 2017, resulting in annual dividend rate of $1.72 per share • Effective means of returning capital to stockholders and maintaining leverage within 2.25x - 2.50x

Q1 FY18 Guidance

Q1 FY18 Pre-Tax Earnings Drivers vs. Q4 FY17		EPS Sequentially Lower than Q4 FY17
▲ Price / Mix / Pulp ▼ Volumes	$30 - $35 million negative impact	Sequential pricing benefit more than offset by seasonally lower volumes
▲ Commodity Deflation	$28 - $38 million benefit	$50 million benefit from lower recycled fiber prices partially offset by other commodities
▲ Hurricanes	$20 million benefit	Positive sequential benefit
▼ Maintenance Downtime ▼ Group Insurance/Benefits	$35 million negative impact	Negative sequential impact
Additional Q1 FY18 Fully Diluted EPS Assumptions		
Tax Rate on Adjusted EPS[(1)]	Negative sequential impact of $0.05 per share	Higher tax rate of 32.5% to 33% on adj. income
Interest expense, D&A and share count	Negative sequential impact of $0.03 per share	Negative sequential impact

1) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

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12 Full – Year 2018 Guidance (1) 10% Revenue Growth > $16.3B 20% Adj. Seg . EBITDA (2) Growth >$2.8B 15% Adj. Operating Cash Flow (2) Growth >$2.3B 1) On a year - over - year basis vs. as reported results. See additional assumptions for modeling purposes in the Appendix. 2) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Forward - looking Guidance in the Appendix.

13 A Comprehensive Paper and Packaging Portfolio Consistent Delivery and Execution Disciplined Capital Allocation • Attractive Industry Fundamentals • Proven Strategy • Delivering Results • Strong Growth Opportunities • Disciplined Capital Allocation Join us on December 8 th for WestRock’s first Investor Day Summary

Appendix

15 Non - GAAP Financial Measures Adjusted Earnings Per Diluted Share We use the non - GAAP financial measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” o r “Adjusted EPS” because we believe this measure provides our board of directors, investors, potential investors, securities analysts and ot hers with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that w e b elieve are not indicative of our ongoing operating results. Our management and board of directors use this information to evaluate our perf orm ance relative to other periods. Adjusted Free Cash Flow We use the non - GAAP financial measure “adjusted free cash flow” because we believe this measure is useful in evaluating our fina ncial performance, in part, because it measures our ability to generate cash without incurring additional external financings. We def ine adjusted free cash flow as cash provided by operating activities, excluding after - tax cash restructuring costs, minus capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities. Adjusted Net Cash Provided by Operating Activities We use the non - GAAP financial measure “adjusted net cash provided by operating activities” because we believe this measure provi des our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our pe rfo rmance since it excludes restructuring and other costs, net, and other specific items that we believe are not indicative of our ongoing opera tin g results. While this measure is similar to adjusted free cash flow, we believe it provides greater comparability across periods when capital exp enditures are changing since it excludes an adjustment for capital expenditures. We believe the most directly comparable GAAP measure is n et cash provided by operating activities. Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins We use the non - GAAP financial measures “adjusted segment EBITDA” and “adjusted segment EBITDA margins”, along with other factors , to evaluate our segment performance against the performance of our peers. We believe that investors also use these measures to eva luate our performance relative to our peers. We calculate adjusted segment EBITDA for each segment by adding that segment’s adjusted s egm ent income to its depreciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by divi din g that segment’s adjusted segment EBITDA by its adjusted segment sales.

Non-GAAP Financial Measures (cont.)

Leverage Ratio

We use the non-GAAP financial measure "leverage ratio" as a measurement of our operating performance and to compare to our publicly disclosed target leverage ratio, and because we believe investors use this measure to evaluate our available borrowing capacity. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit agreement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the leverage ratio. As of the September 30, 2017 calculation, our leverage ratio was 2.54 times. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein.

Forward-looking Guidance

We are not providing forward-looking guidance for U.S. GAAP reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

Adjusted Tax Rate

WestRock uses the non-GAAP financial measure "Adjusted Tax Rate". Management believes this non-GAAP financial measure is useful because it adjusts our effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. "Adjusted Tax Rate" is calculated as "Adjusted Tax Expense" divided by "Adjusted Pre-Tax Income". WestRock believes that the most directly comparable GAAP measure is "Income tax expense". Set forth in the table above is a reconciliation of "Adjusted Tax Expense" to "Income tax expense" for the three and twelve months ended September 30, 2017. The results of which, are included in the table below to compute the "Adjusted Tax Rate" (in millions).

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17 FY17 WestRock Consolidated Results 1) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Reconciliations in the Appendix. 2) On a GAAP basis, adjusted earnings from continuing operations per diluted share was $2.77 in FY17 and $0.59 in FY16. See Non - GAAP Financial Measures and Reconciliations in the Appendix. FY17 Business Highlights: • Adjusted earnings per share of $2.62 (1)(2) • Adjusted free cash flow of $1.22 billion (1) • Significant cost inflation of $548 million and hurricane impacts in Oct. 2016 and Sept. 2017 • Productivity initiatives contributed $ 361 million Financial Performance ($ in millions, except percentages and per share items) FY17 FY16 Net Sales $14,860 $14,172 Adj. Segment Income (1) $1,220 $1,234 Adj. Segment EBITDA (1) $2,289 $2,270 % Margin (1) 15.4% 16.0% Adjusted Earnings from Continuing Operations per Diluted Share (1) $2.62 $2.52 Adjusted Free Cash Flow (1) $1,221 $1,031 Adjusted Segment EBITDA (1) ($ in millions) (2) (2) $2,270 277 361 79 $2,289 (46) (429) (119) (40) (64) FY16 Volume Price / Mix Energy/ Materials/ Freight Wage and Other Inflation Productivity Hurricanes MPS HH&B & Other FY17

18 FY18 Additional Guidance Assumptions Capital Expenditures Approx. $950 million Depreciation & Amortization Approx. $1.25 billion Effective Tax on Adjusted Net Income 32.0% to 33.0% (1) Adj. Cash Tax Rate 28.0% to 30.0% (1) Scheduled Maintenance Downtime – North America Q1 FY18 Q2 FY18 Q3 FY18 Q4 FY18 Total FY18 Corrugated Mills 80K 70K 100K 15K 265K Consumer Mills 30K 10K 10K -- 50K 1) Non - GAAP Financial Measure. See Forward - looking Guidance in the Appendix.

19 Q4 FY17, Q4 FY16, Full - Year FY17 and Full - Year FY16 Adjusted Earnings from Continuing Operations Per Diluted Share Reconciliation ($ in millions, except per share data) Q4 FY17 Q4 FY16 FY17 FY16 Earnings from continuing operations per diluted share 0.76$ (0.34)$ 2.77$ 0.59$ Gain on sale of HH&B (0.01) - (0.76) - Land and Development operating results including impairment 0.02 0.01 0.06 (0.01) Non-cash pension risk transfer expense - 0.91 - 0.89 Pension lump sum settlement 0.01 - 0.08 - Restructuring and other items, net 0.10 0.13 0.52 0.97 Losses at closed plants and transition costs 0.03 0.01 0.05 0.07 Acquisition inventory step-up 0.03 - 0.08 0.02 Gain on investment of Grupo Gondi - - - (0.01) Gain on sale or deconsolidation of subsidiaries (0.01) - (0.01) - Loss (gain) on extinguishment of debt - (0.01) - (0.01) HH&B – impact of held for sale accounting - - (0.03) - Federal, state and foreign tax items (0.06) - (0.16) - Other - 0.01 0.02 0.01 Adjustment to reflect adjusted earnings on a fully diluted basis - (0.01) - - Adjusted earnings from continuing operations per diluted share 0.87$ 0.71$ 2.62$ 2.52$

Q4 FY17 and Full-Year FY17 Adjusted Net Income Reconciliation

($ in millions, except per share data)	Q4 FY17			FY17		
	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
GAAP Results [1]	**$ 246.4**	**$ (51.1)**	**$ 195.3**	**$ 857.6**	**$ (159.0)**	**$ 698.6**
Gain on sale of HH&B	(2.2)	-	(2.2)	(192.8)	-	(192.8)
HH&B – impact of held for sale accounting	-	-	-	(10.1)	2.3	(7.8)
Restructuring and other items	38.0	(12.0)	26.0	196.7	(62.8)	133.9
Pension lump sum settlement	3.9	(1.6)	2.3	32.6	(12.6)	20.0
Acquisition inventory step-up	12.1	(3.1)	9.0	26.5	(7.0)	19.5
Land and Development operating results including impairment	8.3	(3.3)	5.0	26.7	(10.6)	16.1
Losses at closed plants and transition costs	9.3	(3.0)	6.3	18.2	(5.8)	12.4
Gain on sale or deconsolidation of subsidiaries	(6.7)	3.0	(3.7)	(5.0)	2.4	(2.6)
Federal, state and foreign tax items	-	(16.7)	(16.7)	-	(40.5)	(40.5)
Loss (gain) on extinguishment of debt	0.1	-	0.1	(1.8)	0.6	(1.2)
Other	1.4	(0.5)	0.9	8.1	(2.7)	5.4
Adjustments	64.2	(37.2)	27.0	99.1	(136.7)	(37.6)
Adjusted Results	**$ 310.6**	**$ (88.3)**	**$ 222.3**	**$ 956.7**	**$ (295.7)**	**$ 661.0**
Noncontrolling interests			0.8			9.6
Adjusted Net Income			**$ 223.1**			**$ 670.6**

1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income from continuing operations before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the statements of operations.

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21 Q4 FY16 and Full - Year FY16 Adjusted Income from Continuing Operations Reconciliation ($ in millions, except per share data) Q4 FY16 FY16 Income from continuing operations (86.4)$ 154.8$ Land and Development operating results including impairment, net of income tax (benefit) expense of $(1.4) and $2.2 2.1 (3.4) Non-cash pension risk transfer expense, net of income tax benefit of $140.9 and $140.9 229.8 229.8 Restructuring and other items, net of income tax benefit of $15.6 and $116.0 33.8 250.4 Losses at closed plants and transition costs, net of income tax benefit of $1.9 and $6.6 3.6 16.7 Acquisition inventory step-up, net of income tax benefit of $0.5 and $2.5 1.0 5.6 Gain on investment of Grupo Gondi, net of income tax expense of $0.0 and $10.6 - (1.5) Gain on extinguishment of debt, net of income tax expense of $0.9 and $0.9 (1.9) (1.9) Other, net of income tax expense of $0.6 and $0.6 1.2 1.2 Noncontrolling interest from continuing operations (0.4) (2.1) Adjusted income from continuing operations 182.8$ 649.6$

22 Q4 FY17 and Full - Year FY17 Adjusted Tax Rate Reconciliation ($ in millions, except percentages) Q4 FY17 FY17 Adusted pre-tax income 310.6$ 956.7$ Adjusted tax expense (88.3) (295.7) Adjusted consolidated net income 222.3$ 661.0$ Adjusted tax rate 28.4% 30.9%

23 Q4 FY17 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins Q4 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 2,238.5$ 1,866.3$ 18.7$ (62.9)$ 4,060.6$ Less: Trade Sales (85.6) - - - (85.6) Adjusted Segment Sales 2,152.9$ 1,866.3$ 18.7$ (62.9)$ 3,975.0$ Segment Income (Loss) 229.0$ 124.6$ (5.6)$ -$ 348.0$ Non-allocated Expenses - - - (6.8) (6.8) Depreciation and Amortization 156.7 143.1 0.1 2.4 302.3 Less: Deferred Financing Costs - - - (1.2) (1.2) Segment EBITDA 385.7 267.7 (5.5) (5.6) 642.3 Plus: Inventory Step-up 0.2 11.9 - - 12.1 Adjusted Segment EBITDA 385.9$ 279.6$ (5.5)$ (5.6)$ 654.4$ Segment EBITDA Margins 17.2% 14.3% 15.8% Adjusted Segment EBITDA Margins 17.9% 15.0% 16.1%

24 Q4 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins Q4 FY16 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 2,003.7$ 1,621.7$ 43.7$ (57.4)$ 3,611.7$ Less: Trade Sales (71.8) - - - (71.8) Adjusted Segment Sales 1,931.9$ 1,621.7$ 43.7$ (57.4)$ 3,539.9$ Segment Income (Loss) 192.4$ 139.1$ (1.6)$ -$ 329.9$ Non-allocated Expenses - - - (20.1) (20.1) Depreciation and Amortization 147.2 127.0 0.2 4.4 278.8 Less: Deferred Financing Costs - - - (1.3) (1.3) Segment EBITDA 339.6 266.1 (1.4) (17.0) 587.3 Plus: Inventory Step-up - 1.5 - - 1.5 Adjusted Segment EBITDA 339.6$ 267.6$ (1.4)$ (17.0)$ 588.8$ Segment EBITDA Margins 16.9% 16.4% 16.3% Adjusted Segment EBITDA Margins 17.6% 16.5% 16.3%

25 FY17 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 8,408.3$ 6,452.5$ 243.8$ (244.9)$ 14,859.7$ Less: Trade Sales (318.2) - - - (318.2) Adjusted Segment Sales 8,090.1$ 6,452.5$ 243.8$ (244.9)$ 14,541.5$ Segment Income 753.9$ 425.8$ 13.8$ -$ 1,193.5$ Non-allocated Expenses - - - (43.5) (43.5) Depreciation and Amortization 597.9 508.2 0.7 9.8 1,116.6 Less: Deferred Financing Costs - - - (4.5) (4.5) Segment EBITDA 1,351.8 934.0 14.5 (38.2) 2,262.1 Plus: Inventory Step-up 1.4 25.1 - - 26.5 Adjusted Segment EBITDA 1,353.2$ 959.1$ 14.5$ (38.2)$ 2,288.6$ Segment EBITDA Margins 16.1% 14.5% 15.2% Adjusted Segment EBITDA Margins 16.7% 14.9% 15.4%

26 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins FY16 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 7,868.5$ 6,388.1$ 119.8$ (204.6)$ 14,171.8$ Less: Trade Sales (274.9) - - - (274.9) Adjusted Segment Sales 7,593.6$ 6,388.1$ 119.8$ (204.6)$ 13,896.9$ Segment Income 739.9$ 481.7$ 4.6$ -$ 1,226.2$ Non-allocated Expenses - - - (49.1) (49.1) Depreciation and Amortization 576.2 498.9 1.4 12.8 1,089.3 Less: Deferred Financing Costs - - - (4.6) (4.6) Segment EBITDA 1,316.1 980.6 6.0 (40.9) 2,261.8 Plus: Inventory Step-up 3.4 4.7 - - 8.1 Adjusted Segment EBITDA 1,319.5$ 985.3$ 6.0$ (40.9)$ 2,269.9$ Segment EBITDA Margins 16.7% 15.4% 16.0% Adjusted Segment EBITDA Margins 17.4% 15.4% 16.0%

27 Corrugated Packaging EBITDA Margins – Q4 FY17 ($ in millions, except percentages) North America Brazil Other Corrugated Packaging Segment Net Sales 1,950.2$ 117.2$ 171.1$ 2,238.5$ Less: Trade Sales (85.6) - - (85.6) Adjusted Segment Sales 1,864.6$ 117.2$ 171.1$ 2,152.9$ Segment Income 219.1$ 6.8$ 3.1$ 229.0$ Depreciation and Amortization 139.2 14.8 2.7 156.7 Segment EBITDA 358.3 21.6 5.8 385.7 Plus: Inventory Step-up 0.2 - - 0.2 Adjusted Segment EBITDA 358.5$ 21.6$ 5.8$ 385.9$ Segment EBITDA Margins 18.4% 18.4% 17.2% Adjusted Segment EBITDA Margins 19.2% 18.4% 17.9% ($ in millions, except percentages) North America Brazil Other Corrugated Packaging Segment Net Sales 1,769.8$ 109.2$ 124.7$ 2,003.7$ Less: Trade Sales (71.8) - - (71.8) Adjusted Segment Sales 1,698.0$ 109.2$ 124.7$ 1,931.9$ Segment Income (Loss) 180.6$ 12.6$ (0.8)$ 192.4$ Depreciation and Amortization 128.2 16.2 2.8 147.2 Segment EBITDA 308.8 28.8 2.0 339.6 Plus: Inventory Step-up - - - - Adjusted Segment EBITDA 308.8$ 28.8$ 2.0$ 339.6$ Segment EBITDA Margins 17.4% 26.4% 16.9% Adjusted Segment EBITDA Margins 18.2% 26.4% 17.6% Q4 FY17 Q4 FY16

Q4 FY17 Packaging Shipments Results (1)

Corrugated Packaging

North America Corrugated	Unit	FY15 Q1	FY15 Q2	FY15 Q3	FY15 Q4	FY16 Q1	FY16 Q2	FY16 Q3	FY16 Q4	FY17 Q1	FY17 Q2	FY17 Q3	FY17 Q4
External Box, Containerboard & Kraft Paper Shipments	Thousands of tons	1,908.2	1,877.1	1,953.0	1,934.0	1,940.6	1,969.2	2,019.8	2,063.5	1,951.8	2,049.5	2,030.7	1,986.2
Newsprint Shipments	Thousands of tons	-	-	-	-	26.0	-	-	-	-	-	-	-
Pulp Shipments	Thousands of tons	87.6	59.6	79.6	84.0	80.1	71.1	94.3	89.7	80.1	66.6	82.0	93.5
Total North American Corrugated Packaging Shipments	Thousands of tons	1,995.8	1,936.7	2,032.6	2,018.0	2,046.7	2,040.3	2,114.1	2,153.2	2,031.9	2,116.1	2,112.7	2,079.7
Corrugated Container Shipments [2]	Billions of square feet	18.2	18.1	18.8	18.7	18.7	18.2	18.6	18.9	18.8	18.7	19.4	19.6
Corrugated Container Shipments per Shipping Day [2]	Millions of square feet	297.7	292.6	298.7	292.6	306.3	288.6	291.4	294.5	312.9	291.9	308.0	316.6
Corrugated Packaging Maintenance Downtime	Thousands of tons	68.5	79.6	104.1	3.1	119.9	68.1	60.5	32.2	115.4	77.8	45.1	18.4
Corrugated Packaging Economic Downtime	Thousands of tons	53.1	24.5	29.5	83.9	144.0	30.1	71.7	-	0.1	-	-	-
Brazil and India													
Corrugated Packaging Shipments	Thousands of tons	166.5	168.2	175.1	171.4	180.2	173.5	166.8	164.8	151.0	171.0	178.8	178.0
Corrugated Container Shipments	Billions of square feet	1.4	1.4	1.5	1.4	1.5	1.3	1.4	1.6	1.5	1.6	1.6	1.6
Corrugated Container Shipments per Shipping Day	Millions of square feet	18.7	20.4	19.9	18.1	19.2	18.1	18.7	19.8	20.4	20.2	21.3	20.8
Total Corrugated Packaging Segment Shipments [3]	Thousands of tons	2,162.3	2,104.9	2,207.7	2,189.4	2,226.9	2,213.8	2,280.9	2,318.0	2,182.9	2,287.1	2,291.5	2,257.7

Consumer Packaging

WestRock	Unit	FY15 Q1	FY15 Q2	FY15 Q3	FY15 Q4	FY16 Q1	FY16 Q2	FY16 Q3	FY16 Q4	FY17 Q1	FY17 Q2	FY17 Q3	FY17 Q4
Consumer Packaging Paperboard and Converting Shipments	Thousands of tons	871.0	875.4	955.3	955.1	876.0	898.3	911.0	929.9	879.0	906.8	929.3	986.1
Pulp Shipments	Thousands of tons	68.3	45.6	60.7	88.8	73.3	76.1	75.3	68.8	37.5	40.2	27.9	37.1
Total Consumer Packaging Segment Shipments	Thousands of tons	939.3	921.0	1,016.0	1,043.9	949.3	974.4	986.3	998.7	916.5	947.0	957.2	1,023.2
Consumer Packaging Converting Shipments	Billions of square feet	8.6	8.6	9.2	9.2	8.8	9.0	9.5	9.4	9.0	8.9	9.9	11.1

28

1) Combined RKT and MWV shipments for Q1 FY15 to Q3 FY15.
2) Recast to exclude box plants contributed to Grupo Gondi prior to Q3 FY16.
3) Combined North America, Brazil and India shipments.

WestRock

29 Q4 FY17 LTM Credit Agreement EBITDA 1) Additional Permitted Charges includes among other items, $197 million of restructuring and other costs and $27 million pre - tax e xpense for inventory stepped - up in purchase accounting. ($ in millions) Q4 FY17 LTM Income from Continuing Operations 698.6$ Interest Expense, Net 200.1 Income Taxes 159.0 Depreciation, Depletion and Amortization 1,116.6 Additional Permitted Charges (1) 259.5 LTM Credit Agreement EBITDA 2,433.8$

30 Q4 FY17 Total Debt, Funded Debt and Leverage Ratio ($ in millions, except ratios) Q4 FY17 Current Portion of Debt 608.7$ Long-Term Debt Due After One Year 5,946.1 Total Debt 6,554.8 Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs (266.2) Plus: Letters of Credit, Guarantees and Other Adjustments (96.4) Total Funded Debt 6,192.2$ LTM Credit Agreement EBITDA 2,433.8$ Leverage Ratio 2.54x

31 Adjusted Free Cash Flow ($ in millions) Q4 FY17 Q4 FY16 FY17 FY16 Net cash provided by operating activities 494.3$ 381.6$ 1,900.5$ 1,688.4$ Less: Capital expenditures (241.8) (182.0) (778.6) (796.7) Free Cash Flow 252.5 199.6 1,121.9 891.7 Plus: Cash Restructuring and other costs, net of income tax expense of $9.2, $13.7, $36.4 and $70.4 18.6 26.1 99.5 139.3 Adjusted Free Cash Flow 271.1$ 225.7$ 1,221.4$ 1,031.0$

32 80% USD 7% CAD 3% EUR 3% BRL 3% GBP 4% Other Key Commodity Annual Consumption Volumes and FX by Currency Commodity Category Volume Recycled Fiber (tons millions) 4.9 Wood (tons millions) 31 Natural Gas (cubic feet billions) 68 Diesel (gallons millions) 88 Electricity (kwh billions) 4.7 Polyethylene (lbs millions) 41 Caustic Soda (tons thousands) 205 Starch (lbs millions) 520 Annual Consumption Volumes FX By Currency in Q4 FY17 Sensitivity Analysis Category Increase in Spot Price Annual EPS Impact Recycled Fiber (tons millions) +$10.00 / ton ($0.10) Natural Gas (cubic feet billions) +$0.25 / MMBTU ($0.04) FX Translation Impact +10% USD Appreciation ($0.06 - $0.07) Revenue by Transaction Currency